Sub-Item 77I: Terms of New or Amended Securities

Effective December 16, 2013, the Goldman Sachs Fixed Income Macro Strategies Fund (the “Fixed Income Macro

Strategies Fund”) commenced offering Class A, Class C, Institutional, Class IR and Class R Shares. The

terms of the Class A, Class C, Institutional, Class IR and Class R Shares for the Fixed Income Macro

 Strategies Fund are described in Post-Effective Amendment No. 375 to the Registrant’s Registration

Statement on Form N-1A, filed with the Securities and Exchange Commission on December 13, 2014

(Accession No. 0001193125-13-473381).

Effective February 28, 2014, the Goldman Sachs Limited Maturity Obligations Fund (the “Limited Maturity

Obligations Fund”) commenced offering Institutional and Administration Shares. The terms of the

Institutional and Administration Shares for the Limited Maturity Obligations Fund Fund are described in Post-Effective Amendment No. 395 to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 28, 2014 (Accession No. 0001193125-14-075661).

Effective March 24, 2014, the Goldman Sachs Long Short Credit Strategies Fund (the “Long Short Credit

Strategies Fund”) commenced offering Institutional Shares. The terms of the Institutional Shares for the Long Short Credit Strategies Fund are described in Post-Effective Amendment No. 408 to the

Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on March 21, 2014 (Accession No. 0001193125-14-110505).